Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

          This Amendment dated as of the  30th day of June, 2006, by and between COMPENSATION RISK MANAGERS, LLC., a New York limited liability company with offices at 112 Delafield Street, Poughkeepsie, New York 12601 (“Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association with offices at 4910 Tiedeman Road, OH-01-51-0541, Brooklyn, Ohio 44144 (“Lender”) to that certain Amended and Restated Loan Agreement dated October 3, 2005 between Borrower and Lender (the “Agreement”).

W I T N E S S E T H :

          WHEREAS, pursuant to the Agreement, Lender made available to Borrower a line of credit in the maximum principal amount of $5,000,000.00, the outstanding balance of said sum being due and payable in full by June 30, 2006, and

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, Borrower and Lender, incorporating the defined terms used in the Agreement, hereby amend the Agreement to read as follows:

          “2.2.”     Term of Facility.  The Loan, if not sooner demanded, shall mature and become due and payable on June 30, 2007.

          Except as hereby amended, the Agreement shall remain in full force and effect.

THIS SPACE LEFT INTENTIONALLY BLANK.

          IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the date first hereinabove set forth.

COMPENSATION RISK MANAGERS, LLC		KEYBANK NATIONAL ASSOCIATION

By:	/s/ Daniel G. Hickey, Jr.	By:	/s/ Joseph F. Markey

Name:	Daniel G. Hickey Jr.	Name:	Joseph F. Markey
Title:	Co-CEO	Title:	Senior Vice President